                                                EXHIBIT 10.1

                   1985 STOCK OPTION PLAN

                             OF

               ROBERT HALF INTERNATIONAL INC.


                          ADDENDUM

1. On June 29, 1994, the Company's Restated Certificate of Incorporation was amended to change the par value of the Company's Common Stock from $1.00 per share to $.001 per share. All references in the 1985 Stock Option Plan to the Company's Common Stock now refer to the Common Stock, par value $.001 per share.

2. On August 26, 1994, the Company effected a two-for-one stock split in the form of a stock dividend. As a result, the total number of shares available under the Plan was adjusted to 4,200,000.